Exhibit 23.2

                          Consent of Ernst & Young LLP


     We consent to the incorporation by reference in this Registration Statement on form S-8 pertaining to the Express Scripts, Inc. Employee Stock Purchase Plan of our report dated June 4, 1998, with respect to the combined financial statements of Value Health Pharmacy Benefit Management included in Express Scripts, Inc.'s Current Report on Form 8-K/A, dated June 12, 1998, filed with the Securities & Exchange Commission.


                                          /s/ Ernst & Young LLP
Minneapolis, Minnesota
December 23, 1998